Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated October 30, 2019, with respect to the consolidated financial statements included in the Annual Report of Benitec Biopharma Limited on Form 20-F for the year ended June 30, 2019.

We consent to the incorporation by reference of said report in the Registration Statement of Benitec Biopharma Limited on Form F-3 (File No. 333-218400) and S-8 (File No. 333-209398).

/S/ Grant Thornton
GRANT THORNTON AUDIT PTY LTD

Sydney, NSW Australia October 30, 2019